                                                                    Exhibit 99.2


                       MORGAN STANLEY SENIOR FUNDING, INC.
                                  1585 BROADWAY
                            NEW YORK, NEW YORK 10036

                                                                    June 1, 2001

Extended Stay America, Inc.
450 East Las Olas Boulevard
Suite 1100
Ft. Lauderdale, FL  33301

Attention:     Mr. George D. Johnson
               Chief Executive Officer

re  Extended Stay Credit Agreement
    ------------------------------

Ladies and Gentlemen:

          You have advised Morgan Stanley Senior Funding, Inc. ("MSSF") that
                                                                 ----
Extended Stay America, Inc. (the "Borrower") wishes to raise financing (x) to
                                  --------
fund the refinancing (the "Refinancing") of the indebtedness outstanding under
                           -----------
the Credit Agreement, dated as of September 26, 1997 and amended and restated as of March 10, 1998 and further amended and restated as of June 7, 2000 (as modified, supplemented and amended to the date hereof, the "Existing Credit
                                                            ---------------
Agreement"), among the Borrower, the various lenders thereto, MSSF, as Sole Book
---------
Runner and as Lead Arranger, and the Industrial Bank of Japan, Limited, as Administrative Agent and (y) for general corporate purposes.

          MSSF understands that the sources of funds needed to effect the Refinancing, to pay all fees and expenses incurred in connection therewith and to provide for the ongoing working capital needs and general corporate requirements of the Borrower and its subsidiaries shall be provided initially through (i) the issuance by the Borrower of (x) senior subordinated notes (the

"New Senior Subordinated Notes") and/or (y) convertible subordinated notes (the
------------------------------
"Convertible Notes" and, together with the New Senior Subordinated Notes, the
 -----------------
Junior Securities") generating in the aggregate for all such Junior Securities,
-----------------
gross cash proceeds of at least $300 million and (ii) the incurrence by the Borrower of the Senior Secured Financing described below (the financing transactions described in preceding clauses (i) and (ii) are herein collectively referred to as the "Transactions").
                    ------------

          MSSF further understands that the senior secured financing (the

"Senior Secured Financing") will be in the form of (i) a $50 million term loan
-------------------------
facility (the "A-1 Term Loan Facility"), (ii) a $150 million delayed-draw term
               ----------------------
loan facility (the "A-2 Term Loan Facility" and together with the A-1 Term Loan
                    ----------------------
Facility, the "A Term Loan Facility"), (iii) a $500 million term loan facility
               --------------------
(the "B Term Loan Facility") and together with the A Term Loan Facility, the
      --------------------
"Term
-----

Loan Facilities") and (iv) a $200 million revolving credit facility (the
---------------
"Revolving Credit Facility" and, together with the Term Loan Facilities, the
--------------------------
"Credit Facilities"), to be made available to the Borrower on and after the date
------------------
of consummation of the Refinancing (the "Closing Date").  A preliminary summary
                                         ------------
of certain terms and conditions of the Credit Facilities is attached hereto as Exhibit A (the "Term Sheet").
                ----------

          MSSF is pleased to confirm that subject to and upon the terms and conditions set forth herein and in the Term Sheet, it is willing to provide 100% of the Senior Secured Financing.

          MSSF (or an affiliate designated by MSSF) shall act as, and be designated as, Administrative Agent (in such capacity, the "Administrative
                                                            --------------
Agent"), Syndication Agent (in such capacity, the " Syndication Agent") and Sole
                                                    -----------------
Lead Arranger and Book Runner (in such capacity, the "Lead Arranger") with
                                                      -------------
respect to the Senior Secured Financing. Notwithstanding anything to the contrary contained in the immediately preceding sentence, in connection with the syndication of the Senior Secured Financing, MSSF shall have the right to award one or more of the roles described in the immediately preceding sentence, or such other titles as may be determined by MSSF, to one or more Other Lenders (as defined below), in each case as determined by MSSF in its consultation with you (it is understood that the two co-agents previously identified by the Borrower to MSSF are acceptable to MSSF). You agree that, except as contemplated by the immediately preceding sentence, no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Senior Secured Financing unless you and we shall so agree.

          MSSF intends to organize a syndicate of commercial banks and other financial institutions identified by MSSF in consultation with you to provide the Senior Secured Financing (such banks and other financial institutions, other than MSSF, being referred to herein as the "Other Lenders"). All aspects of the
                                            -------------
syndication, including, without limitation, timing, potential syndicate members to be approached, titles, allocations and division of fees, shall be determined by MSSF in consultation with you. You agree to actively assist MSSF in such syndication, including by using your commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships and to provide MSSF and the Other Lenders, promptly upon request, with all information reasonably deemed necessary by MSSF to complete successfully the syndication, including, but not limited to, (a) an information package for delivery to potential syndicate members and participants and (b) projections and all information prepared by you or your affiliates or advisors relating to the transactions described herein. You and your affiliates shall each agree to refrain from any other debt financings during the syndication process (other than the New Senior Subordinated Notes and the Convertible Notes) unless otherwise agreed to by MSSF. You further agree to make your officers and representatives available to participate in information meetings for potential syndicate members at such times and places as MSSF may reasonably request.

          You represent, warrant and covenant that to the best of your knowledge
(i) no written information which has been or is hereafter furnished by you or on your behalf in connection with the transactions contemplated hereby and (ii) no other information given at information meetings for potential syndicate members and supplied or approved by you (such written information and other information being referred to herein collectively as the "Information") taken as a whole contained (or, in the case of Information
        -----------
furnished after the date hereof, will contain), as of the time it was (or hereafter is) furnished, any material misstatement of fact or omit (or will omit) as of such time to state any material fact necessary to make the statements therein taken as a whole not misleading, in the light of the circumstances under which they were (or hereafter are) made; provided that, with
                                                             --------
respect to Information consisting of statements, estimates and projections regarding the future performance of the Borrower and its subsidiaries (collectively, the "Projections"), no representation, warranty or covenant is
                    -----------
made other than that the Projections have been (and, in the case of Projections furnished after the date hereof, will be) prepared in good faith based on assumptions believed to be reasonable at the time of preparation thereof. You agree to supplement the Information and the Projections from time to time until the date of the first borrowing under the Senior Secured Financing, as appropriate so that the representations and warranties in the preceding sentence remain correct. You understand that, in syndicating the Senior Secured Financing, MSSF will use and rely on the Information and the Projections without independent verification thereof.

          MSSF's commitment hereunder and MSSF's agreement to perform its respective services described herein are subject to (a) there not occurring or becoming known to MSSF any material adverse condition or material adverse change in or affecting the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole (each, a "Material Adverse Change"), (b) MSSF not
                                        -----------------------
becoming aware after the date hereof of any information or other matter affecting the Borrower or any of its subsidiaries or the transactions contemplated hereby, which is inconsistent in a material and adverse manner with any such information or other matter disclosed to MSSF prior to the date hereof,
(c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions (or conditions relating to the relevant segment or segments thereof) that, in MSSF's reasonable judgment, could materially impair the syndication of the Senior Secured Financing, (d) MSSF's satisfaction that prior to and during the syndication of the Senior Secured Financing there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any of its subsidiaries or affiliates other than the New Senior Subordinated Notes and the Convertible Notes and (e) the other conditions set forth or referred to in the Term Sheet. Those matters that are not covered herein or in the Term Sheet or the Fee Letter are subject to the approval and agreement of MSSF and you.

          By your execution of this Commitment Letter, you agree that all costs and expenses (including the reasonable fees and expenses of White & Case LLP, counsel for MSSF) incurred by MSSF in connection with the negotiation, preparation, execution, delivery, collection and enforcement of this Commitment Letter and the definitive financing agreements and any primary or secondary syndication of the Senior Secured Financing shall be for your account, and you agree to pay such costs and expenses, whether or not the Senior Secured Financing is provided. Furthermore, by your execution of this Commitment Letter, you agree to indemnify and hold harmless MSSF, each Other Lender, each of their respective affiliates (including, without limitation, any controlling person) and the directors, officers, employees and agents of the foregoing parties (collectively, the "Indemnified Persons") from and against any and all
                    -------------------
losses,
claims, demands, damages, liabilities and other out of pocket expenses of any kind to which any Indemnified Person may become subject, insofar as such losses, claims, demands, damages, liabilities or other out of pocket expenses (or actions or other proceedings commenced or threatened in relation thereto) arise out of or relate to or result from the other transactions contemplated by this Commitment Letter (including, without limitation, the syndication of the Senior Secured Financing) or relate to or arise from any proposed or actual use of the proceeds of the Senior Secured Financing, and to reimburse each Indemnified Person for any legal or other expenses of outside counsel incurred in connection with investigating, preparing to defend or defending against any such loss, claim, demand, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding out of which any such expenses arise). You will not, however, be responsible for any such losses, claims, demands, damages, liabilities or expenses of any Indemnified Person to the extent that they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct or gross negligence of such Indemnified Person. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, other than by reason of the preceding sentence, then you shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of you and your affiliates on the one hand and such Indemnified Person on the other hand in the matters contemplated hereby as well as the relative fault of such Indemnified Person and you and your affiliates, as the case may be, with respect to such loss, claim, damage or liability and any other relevant equitable considerations. Your obligation to indemnify the Indemnified Persons shall remain in effect regardless of whether any definitive financing agreement is signed. None of MSSF, any Other Lender or any of their respective affiliates shall be liable to you or any other person for any determination made by it pursuant to this Commitment Letter or in connection with the transactions contemplated hereby (in the absence of gross negligence or willful conduct on the part of the respective Indemnified Person) or for any consequential damages which may be alleged as a result of this Commitment Letter or the transactions contemplated hereby.

          You shall not be liable for any settlement of any proceeding effected without your prior written consent (which shall not be unreasonably withheld), but if settled with such consent or if there is a final judgment for the plaintiff, you agree to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. You shall not, without the prior written consent of each Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding.

          This Commitment Letter is intended to be solely for the benefit of the parties hereto and the Other Lenders and is not intended to confer, and shall not be deemed to confer, any benefits upon, or create any rights in or in favor of, any person other than the parties hereto and the Other Lenders, except as provided above with respect to Indemnified Persons.

          MSSF agrees to keep any information supplied to it by you relating to you confidential from anyone other than each other and any of your affiliates for use in connection with the transactions contemplated by this Commitment Letter; provided that nothing herein shall prevent MSSF from disclosing such
        --------
information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority, (c) which has been publicly disclosed other than as a result of a disclosure by MSSF prohibited by the terms of this Commitment Letter, (d) already in its possession prior to its disclosure by you, (e) in connection with any litigation to which MSSF or any of its affiliates may be a party, as the case may be, (f) to the extent necessary in connection with the exercise of any remedy hereunder, (g) to its legal counsel and independent auditors and (h) subject to provisions substantially similar to those contained in this paragraph, to any prospective syndicate member or participant.

          You acknowledge that MSSF and the Other Lenders may share with each other and with any of their affiliates, for use in connection with the transactions contemplated by this Commitment Letter, any information supplied by you relating to you and your affiliates.

          You acknowledge that MSSF and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. You also acknowledge that MSSF may employ the services of its respective affiliates in providing services hereunder and may exchange with such affiliates information concerning companies that may be the subject of this arrangement, and such affiliates shall be entitled to the benefits afforded to MSSF and MSSF hereunder. MSSF will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by it of services for other companies, and MSSF will not furnish such information to other companies. You also acknowledge that MSSF has no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies.

          Each of this Commitment Letter and the Fee Letter is delivered to you on the understanding (and you hereby agree) that neither this Commitment Letter, the Term Sheet nor the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as, and then only to the extent, otherwise required by law (in which case you agree to inform us promptly thereof), provided that the foregoing
                                                     --------
restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

          The offer by MSSF set forth in this Commitment Letter will terminate at 5:00 p.m., New York time, on June 1, 2001, unless on or before that date and time MSSF has received a copy of this Commitment Letter and the Fee Letter signed by you. This Commitment Letter and the related Fee Letter shall supersede any prior versions (including those dated prior to the date hereof) of the Commitment Letter and Fee Letter, which prior versions shall have no further force or effect.

                                 *     *     *

          This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York. Each of you and MSSF hereby submits to the jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby. Each of you and MSSF hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and to the right to have a trial by jury.

          The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect notwithstanding the termination of this Commitment Letter or MSSF's commitments hereunder.

          MSSF looks forward to working with you on this transaction.

                                    Very truly yours,

                                    MORGAN STANLEY SENIOR
                                    FUNDING INC.


                                    By:___________________________
                                        Name:
                                        Title:


Agreed to and Accepted this ____ day of June, 2001:

EXTENDED STAY AMERICA, INC.


By:___________________________
    Name:
    Title:

                                                                       EXHIBIT A
                                                                       ---------


                       INDICATIVE SUMMARY OF CERTAIN TERMS
                             OF CREDIT FACILITIES/1/
                             --------------------


I.   Description of Credit Facilities
     --------------------------------

Borrower:           Extended Stay America, Inc. (the "Borrower").
                                                      --------

Administrative
Agent:              Morgan Stanley Senior Funding, Inc. ("MSSF") (in such capacity, the
                                                          ----
                    "Administrative Agent").

Lead Arranger,
Syndication Agent
and Book Manager:   MSSF.

Lenders:            A syndicate of lenders to be arranged by MSSF (each a "Lender" and,
                                                                           ------
                    collectively, the "Lenders").
                                       -------

Total Credit
Facilities:         $900 million.

Credit
Facilities:         1.  A Term Loan Facility in an aggregate principal amount of $50 million (the "A-1 Term Loan Facility").
                                  ----------------------

                    2.  Delayed Draw Term Loan Facility in an aggregate principal amount of $150 (the "A-2 Term Loan Facility" and together with the A-1
                                  ----------------------
                    Term Loan Facility, the "A Term Loan Facility").
                                             --------------------

                    3.  B Term Loan Facility in an aggregate principal amount of $500 million (the "B Term Loan Facility" and, together with the A Term
                                  --------------------
                    Loan Facility, the "Term Loan Facilities").
                                        --------------------

                    4.  Revolving Credit Facility in an aggregate principal amount of
                    $200 million (the "Revolving Credit Facility" and, together with
                                       -------------------------
                    the Term Loan Facilities, the "Credit Facilities").
                                                   -----------------

/1/ Unless otherwise defined herein, all capitalized terms used herein and defined in the Commitment Letter to which this Exhibit A is attached (the "Commitment Letter") are used herein as therein defined.
       ------------------

                                                                       EXHIBIT A
                                                                       ---------

                It is understood that to the extent that the Borrower's issuance of the Junior Securities generates gross cash proceeds in excess of $300 million, the Credit Facilities shall be reduced in an amount equal to such excess, with the first $200 million of such excess to be applied to reduce the B Term Loan Facility and with any excess above $200 million to be applied to further reduce the Credit Facilities in a manner to be mutually agreed upon.


A.     A-1 Term Loan Facility
       ----------------------

Use of
Proceeds:      The loans made pursuant to the A-1 Term Loan Facility (the "A-1
               Term Loans") may only be incurred on the Closing Date and the proceeds thereof shall be utilized (i) first, to finance, in part, the Refinancing and the payment of fees and expenses relating thereto and (ii) second, to the extent any such proceeds remain after the application of same as provided in preceding clause (i), for working capital purposes.




Maturity:      The final maturity of the A-1 Term Loan Facility shall be six years from the Closing Date (the "A Maturity Date").




Amortizations: A-1 Term Loans shall be amortized annually (payable in four equal quarterly installments) in the amounts set forth below (expressed as a percentage of A-1 Term Loans outstanding on the Closing
               Date):



                           Year                            Amount
                           ----                            ------
                            1                                5.0%
                            2                                7.5%
                            3                               10.0%
                            4                               20.0%
                            5                               25.0%
                            6                               32.5%

Availability:  A-1 Term Loans may only be incurred on the Closing Date. Once repaid, A-1 Term Loans may not be reborrowed.



B.   A-2 Term Loan Facility
     ----------------------

Use of
Proceeds:       The loans made pursuant to the A-2 Term Loan Facility
                (the "A-2 Term Loans" and together with the A-1 Term Loans, the
                      --------------
                "A Term Loans") shall be utilized for general corporate
                 ------------
                purposes.

Maturity:       The final maturity of the A-2 Term Loan Facility shall be the A
                Maturity Date.

                                                                       EXHIBIT A
                                                                       ---------

Amortization: The A-2 Term Loans shall be amortized annually (payable in four equal installments) in the amounts set forth below (expressed as a percentage of A-2 Term Loans outstanding on the A-2 Term Loan Facility Expiry Date (as defined below)):

                           Year                      Amount
                           ----                      ------
                            1                         5.0%
                            2                         7.5%
                            3                        10.0%
                            4                        20.0%
                            5                        25.0%
                            6                        32.5%

Availability: A-2 Term Loans may be incurred at any time and from time to time after the Closing Date and prior to the sixth month anniversary of the Closing Date (the "A-2 Term Loan Facility Expiry Date"). No amount of A-2 Term Loans once repaid may be reborrowed.

C.   B Term Loan Facility
     --------------------

Use of
Proceeds:     The loans made pursuant to the B Term Loan Facility (the "B Term
              Loans" and together with the A Term Loans, the "Term Loans") may only be incurred on the Closing Date and the proceeds thereof shall be utilized (i) first, to finance, in part, the Refinancing and the payment of fees and expenses relating thereto and (ii) second, to the extent any such proceeds remain after the application of same as provided in preceding clause
              (i), for general corporate purposes.

Maturity:     The final maturity of the B Term Loan Facility shall be January
              15, 2008 (the "B Maturity Date").
                             ---------------

Amortizations:(i) During the first six years following the Closing Date, annual amortization of the B Term Loans shall be required in an amount equal to 1% of the initial aggregate principal amount of B Term Loans.

              (ii) The remaining aggregate principal amount of B Term Loans originally incurred shall be subject to amortization payments occurring in the seventh year after the Closing Date in a manner to be determined.

Availability: B Term Loans may only be incurred on the Closing Date. No amount of B Term Loans once repaid may be reborrowed.

                                                                       EXHIBIT A
                                                                       ---------

D.  Revolving Credit Facility
    -------------------------

Use of Proceeds:   The loans made pursuant to the Revolving Credit Facility (the
                   "Revolving Loans" and together with the Term Loans, the "Loans")
                    ---------------                                         -----
                   shall be utilized for the Borrower's and its subsidiaries'
                   general corporate and working capital requirements; provided that no proceeds of the Revolving Loans may be used to
                   finance the Refinancing. A portion of the Revolving Credit
                   Facility to be agreed upon will be available for the
                   incurrence of swingline loans. In addition, a portion of the
                   Revolving Credit Facility equal to $25 million will be
                   available for the issuance of stand- by and trade letters of credit ("Letters of Credit") to support
                                                    -----------------
                   obligations of the Borrower and its subsidiaries of types to be specified in the credit documentation. Maturities for the
                   Letters of Credit will not exceed twelve months, renewable annually thereafter and, in any event, shall not extend
                   beyond the tenth business day prior to the Revolving Maturity
                   Date (as defined below).

Maturity:          The final maturity of the Revolving Credit Facility shall be the sixth anniversary of the Closing Date (the "Revolving Maturity
                                                               ------------------
                   Date").
                   ----

Availability:      Revolving Loans may be borrowed, repaid and reborrowed on and after the Closing Date and prior to the Revolving Maturity Date.

E.  Incremental Facility
    --------------------

Availability:       Up to the Incremental Permitted Debt Amount (as defined below)
                    less the amount of indebtedness outstanding pursuant to the basket provided in clause (i)(B) under "Covenants" below.
                    Initially, there will be no availability under this incremental facility (the "Incremental Facility"). At any time and from time
                                   --------------------
                    to time after the Closing Date, the Borrower will have the right to request one or more Lenders (or one or more other lending institutions which agree to become a Lender) to
                    commit to make loans to the Borrower under the Incremental
                    Facility (any such loan an "Incremental Loan").
                             ----------------

Applicable
Margins:            As agreed between the Borrower and the Lender or Lenders providing any
                    Incremental Loan.

Amortization:       To be mutually agreed upon but in no event shall (i) the
                    final maturity of any Incremental Loan be earlier than the B
                    Maturity Date or (ii) the weighted average life to maturity of any Incremental Loan be shorter than the weighted average life to maturity of the B Term Loans.

                                                                       EXHIBIT A
                                                                       ---------

II.  Terms Applicable to All Credit Facilities
     -----------------------------------------

Guaranties:         Each direct and indirect subsidiary of the Borrower (each a

                    "Guarantor" and, collectively, the "Guarantors") shall be
                    ----------                          ----------
                    required to provide an unconditional guaranty of all amounts owing under the Credit Facilities (the "Guaranties"), with such
                                                            ----------
                    exceptions as are satisfactory to MSSF.

                    The Guaranties shall contain terms and conditions satisfactory to MSSF and customary for transactions of this type.

Security:           All amounts owing under the Credit Facilities (and all
                    obligations under the Guaranties) will be secured by a perfected security interest in all collateral securing the Existing Credit
                    Agreement, subject solely to liens permitted by the definitive loan documentation. Notwithstanding anything to the contrary contained in the preceding sentence, amounts owing under the
                    Credit Facilities shall not be secured by mortgages on any of the
                    Borrower's or any Guarantor's real property.

                    All documentation (collectively referred to herein as the

                    "Security Agreements") evidencing the security required pursuant
                    --------------------
                    to the immediately preceding paragraph shall be in form and substance reasonably satisfactory to MSSF and customary for transactions of this type, and shall effectively create
                    security interests in the property purported to be covered thereby, subject solely to liens permitted by the definitive loan documentation.

Optional Commit-
ment Reductions:    The unutilized portion of the total commitments may be reduced or terminated by the Borrower at any time without penalty.

Mandatory
Commitment
Reductions:         The unutilized portion of the total commitments under the
                    A-2 Term Loan Facility shall (i) be reduced on the third
                    month anniversary of the Closing Date by an amount (but not less than zero) equal to the difference of $50 million and the aggregate principal amount of A-2 Term Loans theretofore incurred and (ii) be terminated on the sixth month
                    anniversary of the Closing Date.

Voluntary

Prepayments:        Voluntary prepayments may be made at any time on three
                    business days' notice without premium or penalty, provided that voluntary prepayments of Eurodollar Loans made on a
                    date other than the last day of an interest period
                    applicable thereto shall be subject to customary breakage
                    costs. Voluntary prepayments of Term Loans shall be applied pro rata to outstanding A Term Loans
                                                --- ----
                    and B Term Loans (based upon the relative outstanding principal amounts thereof and undrawn commitments with

                                                                       EXHIBIT A
                                                                       ---------

                    respect thereto) with amounts so allocated to be applied to reduce future scheduled amortization payments in a manner to be determined.

Mandatory
Repayments:         Mandatory repayments of Term Loans shall be required from
                    (a) 100% of the proceeds (net of taxes and costs and expenses in connection with the sale) from asset sales (treating equity issuances by subsidiaries of the Borrower as asset sales) by the
                    Borrower and its subsidiaries (subject to (x) reinvestment rights with respect to asset sales generating net cash proceeds of up to
                    $100 million per annum provided that no default or event of default exists and such net proceeds are reinvested (including to construct, acquire, exchange and including mergers and
                    acquisitions) within two years of the receipt thereof), (y) a $35 million per annum basket and (z) a basket for the proceeds from the sale of Crosslands and other properties to be determined),

                    (b) 100% of the net proceeds from issuances of debt by the Borrower and its subsidiaries (with appropriate exceptions to be mutually agreed upon, such exceptions to include incremental indebtedness of up to the Incremental Permitted
                    Debt Amount),

                    (c) 50% of annual excess cash flow (to be defined to the satisfaction of MSSF and to adjust for non-cash items, dividends, stock and bond buy-backs and any permitted capital expenditures) of the Borrower and its subsidiaries, to the extent that such excess cash flow exceeds $30 million, and

                    (d) 100% of the net proceeds from insurance recovery events of the Borrower and its subsidiaries (subject to (x) a $35 million annual basket and (y) reinvestment rights provided that no default or event of default exists and such net proceeds are reinvested to replace, restore or invest in a alternative properties, including to construct, acquire, exchange, including mergers and acquisitions) within two years of the receipt thereof).

                    Notwithstanding the foregoing, the Term Loans shall be required to be repaid from the proceeds of asset sales to the extent such proceeds would otherwise be required to make an offer to repurchase the Existing Senior Subordinated
                    Notes (as defined below).

                    All mandatory repayments of Term Loans made pursuant to
                    clauses (a) through (d) above will be applied pro rata to
                    outstanding A
                                                          --- ----
                    Term Loans and B Term Loans (based upon the relative
                    outstanding principal amounts thereof and undrawn
                    commitments with respect thereto) with amounts so allocated to be applied to reduce future scheduled amortization
                    payments on a basis to be determined. To the extent the
                    amount of any mandatory

                                                                       EXHIBIT A
                                                                       ---------

                    repayment which would otherwise be required as provided above exceeds the aggregate principal amount of Term Loans then outstanding, such excess shall apply to reduce the commitments under the Revolving Credit Facility.

                    In addition, (x) if at any time the outstandings pursuant to the Revolving Credit Facility exceed the aggregate commitments with respect thereto, prepayments shall be required in an amount equal to such excess and (y) outstanding Revolving Loans will be required to be prepaid with 100% of the net cash proceeds of equity issuances by the Borrower and its subsidiaries (other than equity proceeds applied immediately upon receipt thereof to fund permitted acquisitions), with no reductions in the commitments under the Revolving Credit Facility.

Interest
Rates:              At the Borrower's option, Loans under the Term Loan
                    Facilities and the Revolving Credit Facility may be
                    maintained from time to time as (x) Base Rate Loans, which shall bear interest at the Base Rate in effect from time to time plus the Applicable Margin or (y) Eurodollar Loans,
                    which shall bear interest at the Eurodollar Rate (adjusted for maximum reserves) as determined by the Administrative
                    Agent for the respective interest period plus the Applicable
                    Margin, provided, that until the earlier of (x) the date
                            --------
                    upon which MSSF shall determine in its sole discretion that the primary syndication has been completed and (y) the 90th day after the Closing Date, the following restrictions shall apply: (i) prior to the fifth day after the Closing Date, no
                    Eurodollar Loans may be incurred and (ii) thereafter (and
                    until the 90th day after the Closing Date) no more than two
                    Eurodollar Loans may be incurred, each of which shall have a one month interest period and the second such Eurodollar
                    Loan may only be incurred on the last day of the first such interest period.

                    "Applicable Margin" shall mean a percentage per annum equal to
                     -----------------
                    (x) in the case of B Term Loans (A) maintained as Base Rate
                    Loans, 1.75% and (B) maintained as Eurodollar Loans, 2.75%;
                    and (y) in the case of A Term Loans and Revolving Loans (A)
                    maintained as Base Rate Loans, 1.25% and (B) maintained as
                    Eurodollar Loans, 2.25%.

                    "Base Rate" shall mean the highest of (x) 1/2 of 1% in excess of
                     ---------
                    the overnight federal funds rate and (y) the rate that the
                    Administrative Agent announces from time to time as its
                    prime lending rate, as in effect from time to time.

                    Interest periods of 1, 2, 3 and 6 months shall be available in the case of Eurodollar Loans.

                                                                       EXHIBIT A
                                                                       ---------

                    The Credit Facilities shall include customary protective provisions for such matters as defaulting banks, capital adequacy, increased costs, reserves, funding losses, illegality and withholding taxes. The Borrower shall have the right to replace any Lender that charges a material amount in excess of that being charged by the other Lenders with respect to contingencies described in the immediately preceding sentence.

                    Interest in respect of Base Rate Loans shall be payable quarterly in arrears on the last business day of each calendar quarter. Interest in respect of Eurodollar Loans shall be payable in arrears at the end of the applicable interest period and every three months in the case of interest periods in excess of three months. Interest will also be payable at the time of repayment of any Loans and at maturity. All interest on Base Rate Loans, Eurodollar Loans and commitment fees shall be based on a 360-day year (or a 365/366 day year in the case of Base Rate Loans based on the Administrative Agent's prime lending rate) and actual days elapsed.

                    Overdue principal, interest and other amounts shall bear interest at a rate per annum equal to the greater of (i) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective tranche from time to time and (ii) the rate which is 2% in excess of the rate then borne by such borrowings. Such interest shall be payable on demand.

Commitment Fees:    1/2 of 1% per annum of the unutilized commitments (with both
                    Loans and outstanding Letters of Credit being utilizations of the commitments) of each Lender under the Credit
                    Facilities, as in effect from time to time, commencing on
                    the Closing Date to and including the termination of the
                    Credit Facilities, payable quarterly in arrears.


Letter of Credit
Fees:               A letter of credit fee equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans (the "Letter of Credit Fee") to be
                                                         --------------------
                    shared proportionately by the Lenders in accordance with
                    their participation in the respective Letter of Credit, and a facing fee of 1/4 of 1% per annum (the "Facing Fee") to be
                                                              ----------
                    paid to the issuer of each Letter of Credit for its own
                    account, in each case calculated on the aggregate stated
                    amount of all Letters of Credit for the stated duration
                    thereof. Letter of Credit Fees and Facing Fees shall be
                    payable quarterly in arrears. In addition, the issuer of a
                    Letter of Credit will be paid its customary administrative charges in connection with each Letter of Credit issued by
                    it.

Assignments and
Participations:     The Borrower may not assign its rights or obligations under the
                    Credit Facilities without the prior written consent of the
                    Lenders. Any Lender may assign, and may sell participations in, its rights and obligations under

                                                                       EXHIBIT A
                                                                       ---------

                    the Credit Facilities, subject (x) in the case of participations, to customary restrictions on the voting rights of the participants and (y) in the case of assignments, to such limitations as may be established by MSSF (including a (i) minimum assignment amount of $1,000,000 (or, if less, the entirety of such assignor's commitments), (ii) the receipt of the consent of the Administrative Agent and (iii) except in the case of (1) certain assignments to affiliates or persons which already constitute Lenders and (2) assignments when any default or event of default is in existence, the receipt of the consent of the Borrower (not to be unreasonably withheld or delayed)). The Credit Facilities shall provide for a mechanism which will allow for each assignee to become a direct signatory to the Credit Facilities and will relieve the assigning Lender of its obligations with respect to the assigned portion of its commitment.

Documentation;
Governing Law:      The Lenders' commitments will be subject to the negotiation, execution and delivery of definitive financing agreements (and related security documentation, guaranties, etc.) consistent with the terms of this Term Sheet, in each case prepared by White &
                    Case LLP as counsel to MSSF, and satisfactory to MSSF and the
                    Lenders (including without limitation as to the terms,
                    conditions, representations, covenants and events of default contained therein). All documentation shall be governed by New
                    York law.

Commitment
Termination:        All commitments under the Credit Facilities shall terminate on August 31, 2001 unless (i) definitive documents for the
                    Credit Facilities have been executed and delivered, (ii) the
                    Refinancing has been consummated and (iii) the Closing Date shall have occurred.

Conditions
Precedent:          In addition to conditions precedent typical for these types of credit facilities, the conditions precedent specified in the fifth paragraph of the Commitment Letter and any other conditions appropriate in the context of the proposed
                    transaction, the following conditions shall apply:

A.  To the Initial Loans
    --------------------

               (i) The Borrower shall have received gross cash proceeds of at least $300 million from the issuance of the Junior
                    Securities. All of the terms and conditions of all of the Junior Securities (including, without limitation, maturities, interest rates, mandatory prepayments, covenants and events of default), and the documentation therefor, shall be satisfactory in form and substance to MSSF (it being understood that the covenants, subordination terms and events of default in the Existing Senior Subordinated Notes are generally acceptable to MSSF).

                                                                       EXHIBIT A
                                                                       ---------

       (ii) The Refinancing shall have been consummated in accordance with the documentation therefor and all applicable laws.

       (iii) All material governmental (domestic and foreign) and third party approvals necessary for the consummation of the Transaction, the transactions contemplated by the Senior Secured Financing and otherwise referred to herein shall have been obtained and remain in effect and all material applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction.

       (iv) MSSF shall have received an opinion from the chief financial officer of the Borrower, in form and substance reasonably acceptable to MSSF, setting forth the conclusions that, after giving effect to the Transaction and the incurrence of all the financings contemplated herein, the Borrower and its subsidiaries taken as a whole and the Borrower, on a stand-alone basis, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in its businesses and will not have incurred debts beyond its ability to pay such debts as they mature.

       (v) After giving effect to the Transaction and the financings incurred in connection therewith, the Borrower and its subsidiaries shall have no outstanding indebtedness (including without limitation capitalized lease obligations) or preferred stock other than (i) the Borrower's existing 9.15% Senior Subordinated Notes due 2008 (the "Existing Senior Subordinated
                                                 ----------------------------
               Notes"), (ii) the Senior Secured Financing, (iii) the Junior
               -----
               Securities and (iv) such other indebtedness as has been incurred in compliance with the Existing Credit Agreement.

       (vi) No litigation by any entity (private or governmental) shall be pending or threatened with respect to the Transaction or the Senior Secured Financing or any documentation executed in connection therewith, or which MSSF shall determine could reasonably be expected to have a materially adverse effect on the Transaction or on the business, property, assets, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole.

       (vii) Each of the Guaranties shall have been executed and delivered. The security agreements required as described under the heading "Security" above shall have been executed and delivered in form, scope and substance reasonably satisfactory to MSSF as required above.

                                                                       EXHIBIT A
                                                                       ---------

       (viii) The Lenders shall have received customary legal opinions from counsel, and covering matters, reasonably acceptable to MSSF. All Loans and other financing to the Borrower (and all guaranties thereof and security therefor), as well as the Transaction and the consummation thereof, shall be in full compliance in all material respects with all applicable requirements of law and shall not cause a violation or breach of any agreement relating to outstanding indebtedness (which is not being repaid in connection with the Transaction) or any other material contract of the Borrower or any of its subsidiaries (with certain exceptions for immaterial violations to be agreed).

       (ix) All costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby payable to MSSF or the Lenders shall have been paid to the extent due, provided that in the case of costs and expenses, the
                    --------
               Borrower shall have received invoices at least three business days prior to the Closing Date.

       (x) None of the consummation of the Refinancing, the entering into of the Credit Facilities or the issuance of any of the Junior Securities shall conflict with, or give rise to a default under, any material agreements of the Borrower or any of its subsidiaries. Additionally, (x) the Senior Secured Financing shall be "Senior Debt" for purposes of the Existing Senior Subordinated Notes and the Junior Securities and (y) the Borrower shall have demonstrated to the satisfaction of the Administrative Agent that the Senior Secured Financing may be incurred, and all of the Junior Securities issued, without violating the terms of the Existing Senior Subordinated Notes.

       (xi) Nothing shall have occurred since December 31, 2000 (and neither MSSF nor any of the Lenders shall have become aware of any facts or conditions not previously known) which MSSF or the Lenders shall determine has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent, or on the ability of the Borrower or any of its subsidiaries to perform its respective obligations to the Lenders or which has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any of its subsidiaries.

B.  Conditions To Each Extension of Credit
    --------------------------------------

               Absence of material adverse change, absence of material litigation, absence of default or unmatured default under the Senior Secured Financing, and

                                                                       EXHIBIT A
                                                                       ---------

               continued accuracy of representations and warranties in all material respects.

Representations
and
Warranties:    Those representations and warranties usual and
               customary for these types of facilities, and such additional representations and warranties as are appropriate under the circumstances.

Covenants:     Those covenants usual and customary for these types of
               facilities, and such additional covenants as are appropriate under the circumstances (with customary and appropriate exceptions to be agreed upon). Although the covenants applicable to the Borrower and its subsidiaries have not yet been specifically determined except as otherwise specifically provided below, we anticipate that the covenants shall in any event include, but not be limited to (in each case subject to exceptions to be agreed):

       (i) Limitations on other indebtedness with (A) a $100 million basket for capital lease and purchase money obligations and (B) a basket for the issuance of incremental senior or subordinated indebtedness by the Borrower equal to the remainder of (I) the sum (such sum, the "Incremental Permitted Debt Amount") of (x)
                                   ---------------------------------
               $700 million, (y) 50% of the Net Equity Proceeds received by the Borrower from issuances of its common equity after the Closing Date and (z) 33% of the Net Debt Proceeds (as defined in the Existing Credit Agreement) received by the Borrower from the issuance of Qualified Convertible Subordinated Notes (as defined in the Existing Credit Agreement) after the Closing Date less
               (II) the aggregate amount of indebtedness outstanding under the Incremental Facility.

       (ii) Limitations on mergers, acquisitions, joint ventures, partnerships and the acquisitions and dispositions of assets,

               provided that the following shall be permitted (x) asset sales
               --------
               subject to a $135 million annual basket, (y) the sale of Crosslands and other specified properties to be determined and
               (z) the construction of hotel properties and the acquisition of hotel properties or the equity of entities that own hotel properties.

       (iii)  Limitations on sale-leaseback transactions.

       (iv) Limitations on dividends and other restricted payments and voluntary prepayments of other indebtedness, provided that (x) repurchases of stock of the Borrower and repurchases of the Existing Senior Subordinated Notes and the Junior Securities shall be permitted so long as no default or event of default exists or would result therefrom and the aggregate amount paid in respect of all such repurchases from and after Closing Date shall not exceed $100 million plus the Retained Excess Cash Flow Amount (as defined below) and (y) the Borrower may pay cash dividends in respect of

                                                                       EXHIBIT A
                                                                       ---------

               its stock (but may not repurchase such stock) so long as no default or event of default exits or would result therefrom and the aggregate amount paid in respect of such dividends in any fiscal year of the Borrower does not exceed the sum of $20 million plus the Retained Excess Cash Flow Amount. "Retained
                                                                   --------
               Excess Cash Flow Amount" shall mean the portion of excess cash
               -----------------------
               flow for fiscal year commencing with the fiscal year ending December 31, 2001 and ended with the most recent fiscal year in respect of which annual audited financial statements have been provided which is not required to be applied to the repayment of the Term Loans less (i) prior investments in unrestricted subsidiaries permitted to be made from the Retained Excess Cash Flow Amount, (ii) prior repurchases of the Borrower's stock, Existing Senior Subordinated Notes and Junior Securities permitted to be made from the Retained Excess Cash Flow Amount and (iii) prior dividends permitted to be made from the Retained Excess Cash Flow Amount.

       (v) Limitations on amendments to other indebtedness and organizational documents.

       (vi) Limitations on transactions with affiliates and formation of subsidiaries.

       (vii) Limitations on investments, provided that the following shall be permitted: (x) the acquisition of hotel properties and the equity of entities that own hotel properties, (y) investments in unrestricted subsidiaries so long as no default or event of default exists at the time of such investment and the aggregate amount of all such investments made from and after the Closing Date does not exceed $50 million plus the Retained Excess Cash Flow Amount and (z) loans to employees not to exceed $35 million (with a sub-limit of $5 million for senior management) at any time outstanding.

       (viii)  Maintenance of existence and properties.

       (ix) Limitations on liens provided that the following shall be permitted (x) capital leases and purchase money liens of up to $100 million and (y) other liens of up to $50 million.

       (x)     Financial Covenants to include the following:

                    (a)  Minimum Interest Coverage;

                    (b) Maximum Senior Leverage Ratio; and

                    (c)  Maximum Total Leverage Ratio.

               The covenant levels are attached hereto as Schedule I.

                                                                       EXHIBIT A
                                                                       ---------

       (xi) Limitations on capital expenditures, with (i) a $20 million basket for capital expenditures related to the Borrower's new corporate headquarters and made during a period to be determined and (ii) no limitation on capital expenditures related to construction or acquisition of hotel properties.

       (xii)     Adequate insurance coverage.

       (xiii)    Compliance with laws, including environmental and ERISA.

       (xiv) Business activities limited to developing, owning and operating lodging facilities and business related thereto.

Events
of Default:      Those events of default usual and customary for these types of facilities, and such additional events of default as are
                 appropriate under the circumstances, including without
                 limitation, a change of control (to be defined) of the
                 Borrower.

Required
Lenders:         Lenders holding at least 50.1% of the aggregate amount of the outstanding loans, outstanding letter of credit exposures and undrawn commitments; provided that (i) 100% of the affected
                                      --------
                 Lenders will be required to decrease the pricing, increase commitment levels or extend scheduled final maturity and (ii)
                 100% of the Lenders will be required to release all or
                 substantially all the collateral. In addition, the consent of
                 Lenders holding at least 50.1% of the aggregate amount of the
                 Term Loans and commitments under a Term Loan Facility shall be required with respect to certain modifications affecting that
                 Term Loan Facility.



Indemnification: The documentation for the Credit Facilities will contain customary indemnities for the Lenders (other than as a result of a Lender's gross negligence or willful misconduct).


                                                                      SCHEDULE I
                                                                      ----------


                               FINANCIAL COVENANTS
               (calculated on a pro forma basis for acquisitions)

                      Maximum Total            Maximum Senior          Minimum Interest
                      Leverage Ratio           Leverage Ratio           Coverage Ratio
                      --------------           --------------           --------------

         Date             Level                    Level                    Level
2Q    2001                4.75x                    3.75x                    2.50x
3Q    2001                4.75x                    3.75x                    2.50x
4Q    2001                4.75x                    3.75x                    2.50x
      2002                4.75x                    3.75x                    2.50x
      2003                4.50x                    3.75x                    2.50x
      2004                4.50x                    3.50x                    2.50x
      2005                4.50x                    3.50x                    2.50x
      2006 and            4.50x                    3.50x                    2.50x
      thereafter